UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2013
BioMed Realty Trust, Inc.
BioMed Realty, L.P.
(Exact name of registrant as specified in its charter)

Maryland	1-32261 (BioMed Realty Trust, Inc.)	20-1142292 (BioMed Realty Trust, Inc.)
(State or other jurisdiction of	000-54089 (BioMed Realty, L.P.)	20-1320636 (BioMed Realty, L.P.)
incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
17190 Bernardo Center Drive
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
On June 18, 2013, BioMed Realty, L.P. (the “Operating Partnership”), the operating partnership subsidiary of BioMed Realty Trust, Inc. (the “Company”), acquired the 320 Charles Street property in Cambridge, Massachusetts, a laboratory and office building comprising approximately 99,500 square feet of rentable space, in a transaction valued at $52.0 million, with approximately $8.0 million paid in cash and the remaining consideration paid through the issuance of 2,034,211 units of limited partnership interest in the Operating Partnership (the “OP Units”). The OP Units will be redeemable after a period of twelve months following the closing for cash or, at the Company's option, an equivalent number of shares of the Company's common stock. The OP Units were issued in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2013	BIOMED REALTY TRUST, INC.
By: /s/ Greg N. Lubushkin
Name: Greg N. Lubushkin Title: Chief Financial Officer

BIOMED REALTY, L.P.
By: /s/ Greg N. Lubushkin
Name: Greg N. Lubushkin Title: Chief Financial Officer